UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2018

ASTA FUNDING, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35637	22-3388607
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 Sylvan Avenue
Englewood Cliffs, NJ 07632
(201) 567-5648

(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 19, 2018, the Board of Directors (the “Board”) of Asta Funding, Inc. (the “Company”) appointed Mr. Timothy Bishop as a director of the Company, effective July 19, 2018, to fill the vacancy created by the passing of Mr. Edward Celano. Mr. Bishop will serve as a member of the Board’s Audit Committee and its Nominating and Corporate Governance Committee.

Mr. Bishop will participate in the Company’s standard non-employee director compensation arrangements (on a pro-rated basis for his initial period of service), pursuant to which he will be eligible to receive the following annual retainers payable in cash based on current board and committee assignments: $45,000 for service as an independent director, $10,000 for service as a member of the Audit Committee and $7,500 for service as a member of the Nominating and Corporate Governance Committee. Furthermore, all non-employee directors, including Mr. Bishop, are eligible to receive equity compensation awards under the Company’s 2012 Stock Option and Performance Award Plan.

In connection with his appointment, on July 24, 2018, Mr. Bishop entered into an indemnification agreement with the Company (the “Indemnification Agreement”). The Indemnification Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K.

As previously reported, on June 5, 2018, the Company notified the Nasdaq Stock Market LLC (“Nasdaq”) that, as a result of the passing of Mr. Celano, the Company had temporarily fallen out of compliance with the Nasdaq independent director and audit committee requirements set forth in Nasdaq Listing Rules 5605(b)(1) and 5605(c)(2)(A) (collectively, the “Rules”). On July 23, 2018, the Company received a letter from Nasdaq confirming that, with Mr. Bishop’s appointment to the Board and the Audit Committee, the Company had regained compliance with the Rules.

Item 7.01	Regulation FD Disclosure.

On July 24, 2018, the Company issued a press release announcing the appointment of Mr. Bishop as a director of the Company. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

10.1	Indemnification Agreement, dated July 24, 2018, between the Company and Timothy Bishop

99.1	Press Release dated July 24, 2018

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 24, 2018	Asta Funding, Inc.

	By:	/s/ Bruce R. Foster
	Name:	Bruce R. Foster
	Title:	Chief Financial Officer

3